UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Republic Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

OF REPUBLIC BANCORP, INC.

TUESDAY, APRIL 25, 2006

To our shareholders:

You are cordially invited to attend this year’s Annual Meeting of Shareholders of Republic Bancorp, Inc.  The following are details for the meeting:

Date:      Tuesday, April 25, 2006

Time:      10:00 a.m., EDT

Place:     Claudia Sanders Dinner House

3202 Shelbyville Road

Shelbyville, Kentucky 40065

Items on the agenda:

1.     To elect nine directors and

2.     To transact such other business as may properly come before the meeting.

Record date: The close of business on February 15, 2006 is the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting of Shareholders.

Whether or not you plan to attend the meeting, please sign, date and promptly return the enclosed proxy.  If for any reason you desire to revoke your proxy, you may do so at any time before the voting as described in the accompanying proxy statement.

IF YOU PLAN TO ATTEND:  Please note that space limitations make it necessary to limit attendance at the Annual Meeting of Shareholders. Admission to the Annual Meeting of Shareholders will be on a first-come, first-served basis. Shareholders holding stock in brokerage accounts (“street name holders”) may be asked to produce a copy of a brokerage statement reflecting stock ownership as of the record date.  Cameras, recording devices or other like forms of electronic devices will not be permitted at the Annual Meeting of Shareholders.

Very truly yours,

Steven E. Trager
President and Chief Executive Officer

Approximate date of mailing proxy statement to shareholders: March 29, 2006

REPUBLIC BANCORP, INC.

601 West Market Street

Louisville, Kentucky  40202

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Republic Bancorp, Inc. (the “Company” or “Republic”)  The proxies will be voted at the Annual Meeting of Shareholders (“Annual Meeting”) of Republic Bancorp, Inc. on April 25, 2006, and at any adjournments of the meeting.

This proxy statement and the enclosed proxy card are first being sent to shareholders on or about March 29, 2006.  As used in this report, the terms “Republic,” the “Company,”  “we,” “our” and “us” refer to Republic Bancorp, Inc., a Kentucky corporation.

VOTING

Record date.  You are entitled to notice of and to vote at the Annual Meeting, if you held of record, shares of our Class A Common Stock or Class B Common Stock at the close of business on February 15, 2006.  On that date, 16,551,116 shares of Class A Common Stock and 2,141,945 shares of Class B Common Stock were issued and outstanding for purposes of the Annual Meeting.

Voting rights.  Each share of Class A Common Stock is entitled to one (1) vote and each share of Class B Common Stock is entitled to ten (10) votes.  Based on the number of shares outstanding as of the record date, the shares of Class A Common Stock are entitled to an aggregate of 16,551,116 votes, and the shares of Class B Common Stock are entitled to an aggregate of 21,419,450 votes at the Annual Meeting.

Voting by proxy.  If a proxy on the accompanying form is properly executed, returned to Republic and not revoked, the shares represented by the proxy will be voted in accordance with the instructions set forth on the proxy.  If no instructions are given, the shares represented will be voted for the director nominees named in this proxy statement and on other matters in accordance with the recommendations of the Board of Directors. The Board of Directors at present knows of no other business to be brought before the Annual Meeting. However, persons named in the enclosed proxy, or their substitutes, will have discretionary authority to vote on any other business which may properly come before the Annual Meeting and any adjournment thereof and will vote the proxies in accordance with recommendations of the Board of Directors.

You may attend the Annual Meeting even though you have executed a proxy.  You may revoke your proxy at any time before it is voted by delivering written notice of revocation to the Secretary of Republic, or by delivering a later dated proxy, or by voting in person at the Annual Meeting.

Quorum and voting requirements and counting votes. The presence in person or by proxy of the holders of a majority in voting power of the combined voting power of the Class A Common Stock and the Class B Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as being present or represented at the Annual Meeting for the purpose of establishing a quorum.  A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

The affirmative vote of a plurality of the votes duly cast is required for the election of directors.  All other matters presented at the meeting will be approved if the votes cast in favor of the proposal exceed the votes cast opposing the proposal.  Abstentions and broker non-votes are not counted as votes cast on any matter to which they relate.

SHARE OWNERSHIP

The following table sets forth certain information regarding the beneficial ownership of the outstanding shares of Republic as of February 15, 2006, based on information available to the Board of Directors. The Class B Common Stock is convertible into Class A Common Stock on a share-for-share basis. In the following table, information in the column headed “Class A Common Stock” does not reflect the shares of Class A Common Stock issuable upon conversion of Class B Common Stock.  Information is included for:

(1)           persons who own more than 5% of the Class A Common Stock or Class B Common Stock outstanding;

(2)           directors placed in nomination;

(3)           the CEO and the other five executive officers of Republic who earned the highest total salary and bonus during 2005 (the “Named Executive Officers”); and,

(4)           all executive officers and directors of Republic as a group.

Except as otherwise noted, Republic believes that each person named below has the sole power to vote and dispose of all shares shown as owned by such person.  Please note that the table provides information about the number of shares beneficially owned, as opposed to the voting power of those shares.

Executive officers, directors and director nominees as a group (collectively 11 persons) hold 70% of the combined voting power of the Class A and Class B Common Stock which represents 56% of the total number of shares of Class A and Class B Common Stock outstanding as of February 15, 2006 as detailed below:

	Class A Common Stock				Class B Common Stock				Class A and Class B Common Stock Combined
Name	Shares		Percent		Shares		Percent		Shares	Percent

Five Percent Shareholders:

Bernard M. Trager	7,882,106	(1)	47.5%		1,733,374	(2)	81.0%		9,615,480	51.4%
601 West Market Street
Louisville, Kentucky 40202

Steven E. Trager	7,599,079	(3)	45.8		1,011,269	(4)	47.2		8,610,348	46.0
601 West Market Street
Louisville, Kentucky 40202

A. Scott Trager	7,384,814	(5)	44.5		1,026,287	(6)	47.9		8,411,101	44.9
601 West Market Street
Louisville, Kentucky 40202

Sheldon Gilman, Trustee	7,236,481	(7)	43.7		994,733	(8)	46.4		8,231,214	44.0
for the grandchildren of
Bernard M. Trager
400 West Market Street
Suite 2200
Louisville, Kentucky 40202

Teebank Family	6,508,731	(9)	39.3		842,292	(9)	39.3		7,351,023	39.3
Limited Partnership
7413 Cedar Bluff Court
Prospect, Kentucky 40059

Jaytee Properties	680,334	(9)	4.1		152,441	(9)	7.1		832,775	4.5
Limited Partnership
7413 Cedar Bluff Court
Prospect, Kentucky 40059

Directors, Nominees and
Named Executive Officers:

Charles E. Anderson	63,945	(10)		*	—			*	63,945		*
Henry M. Altman, Jr.	2,792	(11)		*	—			*	2,792		*
Bill Petter	281,508	(12)	1.7		2,205	(13)		*	283,713	1.5
Sandra Metts Snowden	19,428	(14)		*	—			*	19,428		*
R. Wayne Stratton	15,676	(15)		*	1,873	(16)		*	17,549		*
Susan Stout Tamme	5,718	(17)		*	—			*	5,718		*
Bernard M. Trager	7,882,106	(1)	47.5		1,733,374	(2)	81.0		9,615,480	51.4
Steven E. Trager	7,599,079	(3)	45.8		1,011,269	(4)	47.2		8,610,348	46.0
A. Scott Trager	7,384,814	(5)	44.5		1,026,287	(6)	47.9		8,411,101	44.9
Kevin Sipes	23,547	(18)		*	220			*	23,767		*
David Vest	65,936	(19)		*	2,044	(20)		*	67,980		*
Jeff Norton	282	(21)		*	—		—		282		*

Directors, Nominees and All Named
Executive Officers (12 persons):	8,605,017		51.9%		1,787,806		83.5%		10,392,823	55.5%

* - Represents less than 1.0% of total

(1)           Includes 6,508,731 shares held of record by Teebank Family Limited Partnership (“Teebank”) and 680,334 shares held of record by Jaytee Properties Limited Partnership (“Jaytee”).  Bernard M. Trager and Steven E. Trager are co-general partners of Teebank and Jaytee.  Bernard M. Trager and Jean Trager, his spouse, are limited partners of both Teebank and Jaytee.  Also includes 125,372 unallocated shares held of record by Republic’s Employee Stock Ownership Plan (“ESOP”), of which Bernard M. Trager is a member of the Administrative Committee.  Bernard M. Trager shares voting power over the shares held of record by the ESOP with Steven E. Trager and Bill Petter.  Also includes 158,357 shares held of record by the Trager Family Foundation, a charitable foundation organized under Section 501(c)(3) of the Internal Revenue Code of which Bernard M. Trager is a director.  Bernard M. Trager shares voting and investment power over these shares with Jean Trager, Steven E. Trager, and Shelley Trager Kusman. Also includes 2,058 shares allocated to Bernard M. Trager under the ESOP and 7,158 shares held in a 401(k) plan.

(2)           Includes 842,292 shares held of record by Teebank and 152,441 shares held of record by Jaytee. Bernard M. Trager and Steven E. Trager are co-general partners of Teebank and Jaytee.  Bernard M. Trager and Jean Trager, his spouse, are limited partners of both Teebank and Jaytee.  Also includes 129,492 shares owned by Jean Trager.  Also includes 1,102 shares held in a 401(k) plan.

(3)           Includes 6,508,731 shares held of record by Teebank and 680,334 shares held of record by Jaytee. Steven E. Trager and Bernard M. Trager are co-general partners of Teebank and Jaytee.  Trusts for the benefit of, among others, Steven E. Trager, his spouse and his two minor children, are limited partners of both Teebank and Jaytee.  Includes 6,783 shares held by Steven E. Trager’s spouse.   Also includes 125,372 unallocated shares held of record by the ESOP, of which Steven E. Trager is a member of the Administrative and Investment Committees.  As a member of the Administrative Committee, Steven E. Trager shares voting power over these shares with Bernard M. Trager and Bill Petter, and, as a member of the Investment Committee, Steven E. Trager shares investment power over these shares with R. Michael Ricketts and Bill Petter.  Includes 158,357 shares held of record by the Trager Family Foundation.  Steven E. Trager shares voting and investment power over these shares with Jean Trager, Bernard M. Trager, and Shelley Trager Kusman.  Also includes 2,384 shares allocated to Steven E. Trager under the ESOP and 6,870 shares held in a 401(k) plan.  Also includes 27,562 shares of Class A Common Stock subject to currently exercisable options, or options exercisable within 60 days of the record date of February 15, 2006.

(4)           Includes 842,292 shares held of record by Teebank and 152,441 shares held of record by Jaytee. Steven E. Trager and Bernard M. Trager are co-general partners of Teebank and Jaytee.  Trusts for the benefit of, among others, Steven E. Trager, his spouse and his two minor children are limited partners of both Teebank and Jaytee.  Also includes 1,102 shares held in a 401(k) plan.

(5)           Includes 6,508,731 shares held of record by Teebank and 680,334 shares held of record by Jaytee. A. Scott Trager is a limited partner of both Teebank and Jaytee.  Includes 18,638 shares held of record by a family trust of which A. Scott Trager is a co-trustee and a beneficiary.  Also includes 2,384 shares allocated to A. Scott Trager under the ESOP and 27,023 shares held in a 401(k) plan.

(6)           Includes 842,292 shares held of record by Teebank and 152,441 shares held of record by Jaytee. A. Scott Trager is a limited partner of both Teebank and Jaytee.  Includes 3,726 shares held of record by a family trust of which A. Scott Trager is a co-trustee and a beneficiary.  Also includes 1,080 shares held in a 401(k) plan.

(7)           Includes 6,508,731 shares held of record by Teebank and 680,334 shares held of record by Jaytee. Sheldon Gilman is a limited partner of both Teebank and Jaytee, as trustee for the grandchildren of Bernard M. Trager.  Also includes 35,654 shares held by Sheldon Gilman’s spouse.

(8)           Includes 842,292 shares held of record by Teebank and 152,441 shares held of record by Jaytee.  Sheldon Gilman is a limited partner of both Teebank and Jaytee, as trustee for the grandchildren of Bernard M. Trager.

(9)           Teebank and Jaytee are limited partnerships of which Bernard M. Trager and Steven E. Trager are both general and limited partners and A. Scott Trager and Sheldon Gilman, as trustee for the grandchildren of Bernard M. Trager, are limited partners. Steven E. Trager and A. Scott Trager share voting power with respect to the shares held by Teebank and Jaytee. The following table provides information about the units of Teebank and Jaytee owned by directors and officers of Republic.  The number of units owned by the partners of Teebank and Jaytee are identical in each partnership.

Name	Number of Units		Percent of Units Outstanding

Bernard M. Trager	1,041,036	(a)	52.1%
Steven E. Trager	370,630	(b)	18.5
A. Scott Trager	5,281			*
Sheldon Gilman, as trustee	375,780		18.8

* - Represents  less than 1.0% of total

(a)   Includes 540,518 units held by Jean Trager.

(b)   Includes 284,006 units held in a revocable trust and 86,624 shares held in an irrevocable trust for the benefit of, among others, Steven E. Trager, his spouse and his two minor children.

(10)         Includes 13,781 shares held jointly with his spouse, over which Charles E. Anderson shares investment and voting power.  Also includes 564 shares held in a deferred compensation plan.

(11)         Includes 640 shares held in a deferred compensation plan.

(12)         Includes 125,372 unallocated shares held of record by the ESOP, of which Bill Petter is a member of the Administrative and Investment Committees. As a member of the Administrative Committee, Bill Petter shares voting power over these shares with Bernard M. Trager and Steven E. Trager, and, as a member of the Investment Committee, Bill Petter shares investment power over these shares with R. Michael Ricketts and Steven E. Trager. Also includes 2,384 shares allocated to Bill Petter under the ESOP and 12,868 shares held in a 401(k) plan.

(13)         Includes 2,205 shares held in a 401(k) plan.

(14)         Includes 225 shares held by Sandra Metts Snowden’s spouse.  Also includes 633 shares held in a deferred compensation plan.

(15)         Includes 4,961 shares held jointly with his spouse and 10,363 shares held by his spouse. R. Wayne Stratton shares investment and voting power over these shares.  Also includes 352 shares held in a deferred compensation plan.

(16)         Includes 771 shares held jointly with his spouse and 1,102 shares held by his spouse.  R. Wayne Stratton shares investment and voting power over these shares.

(17)         Includes 537 shares held in a deferred compensation plan.

(18)         Includes 1,974 shares allocated to Kevin Sipes under the ESOP.

(19)         Includes 771 shares held by David Vest’s minor child.  Also includes 2,384 shares allocated to David Vest under the ESOP and 8,901 shares held in a 401(k) plan.

(20)         Includes 154 shares held by David Vest’s minor child.  Also includes 1,890 shares held in a 401(k) plan.

(21)         Includes 282 shares allocated to Jeff Norton under the ESOP.

PROPOSAL ONE: ELECTION OF DIRECTORS

Republic’s Board of Directors is comprised of one class of directors, elected annually.  Each director serves a term of one (1) year or until his or her successor is duly elected or qualified.  Republic’s Bylaws provide for not less than five (5) nor more than fifteen (15) directors. The number of directors is currently set at nine (9).

In accordance with our Bylaws, the Board of Directors has fixed the number of directors to be elected at the Annual Meeting at nine (9).  The Nomination Committee and the Board of Directors has nominated for election as directors Bernard M. Trager, Steven E. Trager, A. Scott Trager, Bill Petter, Henry M. Altman, Jr., Charles E. Anderson, Sandra Metts Snowden, R. Wayne Stratton and Susan Stout Tamme.  Each of the nominees is a current member of the Board of Directors.

Directors Bernard M. Trager, Steven E. Trager, A. Scott Trager and Bill Petter also serve as directors of Republic Bank & Trust Company and Republic Bank & Trust Company of Indiana (collectively, the “Bank”). Independent director nominees Henry M. Altman, Jr.,  Charles E. Anderson, Sandra Metts Snowden, R. Wayne Stratton and Susan Stout Tamme comprise a majority of the Board of Directors and qualify as independent directors as independence is defined in Rule 4200(a)(15) of the National Association of Securities Dealers (“NASD”) listing standards. While the Company is a “controlled company” as defined under the NASDAQ rules and thus is entitled to an exemption from the majority independence rule, the Company has not elected this exemption for its 2006 election of directors, but reserves the right to claim this exemption in the future.

Neither the Nominating Committee nor the Board of Directors has reason to believe that any nominee for director will not be available for election. However, if any of the nominees should become unavailable for election, and unless authority is withheld, the holders of the proxies solicited hereby will vote for such other individual(s) as the Nominating Committee or the Board of Directors may recommend.

The following table details the indicated information for each nominee and incumbent director and for the other executive officers who are listed in the compensation tables which follow but who are not nominees or incumbent directors:

Name and Principal Occupation for Past Five Years	Age	Director Since
Director Nominees:

Bernard M. Trager serves as Chairman of Republic. Prior to 1998, he also served as CEO of Republic and as Chairman of Republic Bank & Trust Company, Republic’s principal bank subsidiary.	77	1974

Steven E. Trager began serving as President and CEO of Republic and Chairman and CEO of Republic Bank & Trust Company in 1998 and as Chairman and CEO of Republic Bank & Trust Company of Indiana in May 2001. From 1994 to 1997 he served as Vice Chairman and from 1994 to 1998 he served as Secretary of Republic.	45	1988

A. Scott Trager has served as Vice Chairman of Republic since 1994 and has served as President of Republic Bank & Trust Company since 1984. He also began serving as President of Republic Bank & Trust Company of Indiana in May 2001.	53	1990

Bill Petter began serving as Vice Chairman and COO of Republic during 1997. From 1995 to 1997 he served as Vice Chairman and CFO. He has served as EVP of Republic Bank & Trust Company since 1993 and served as CFO of Republic Bank & Trust Company from 1993 to 1997. He also began serving as EVP and COO of Republic Bank & Trust Company of Indiana in May 2001.	56	1995

R. Wayne Stratton is a Certified Public Accountant and a member-owner of the public accounting firm of Jones, Nale & Mattingly PLC located in Louisville, Kentucky.	58	1995

Henry M. Altman, Jr. is a Certified Public Accountant and owner of Altman Consulting, LLC located in Louisville, Kentucky. He has served as a director of Republic Bancorp, Inc. since April 14, 2005 and previously served as a director of Republic Bank & Trust Company.	69	2005

Sandra Metts Snowden is President of Metts Company Inc., d/b/a Realty World, Sandy Metts & Associates, a real estate sales, management, brokerage and development firm located in Louisville, Kentucky.	60	1999

Charles E. Anderson is the retired CEO of Anderson Insurance & Financial Services, Inc. d/b/a The Anderson Group, Owensboro, Kentucky, which provides insurance and financial services.	68	1999

Susan Stout Tamme is President and CEO of Baptist Hospital East and Vice President of Baptist Healthcare System, Inc. located in Louisville, Kentucky.	55	2003

Non-Director Executive Officers:

David Vest has served as EVP and Chief Deposit Officer of Republic, Republic Bank & Trust Company and Republic Bank & Trust Company of Indiana since January 1, 2006. He served as EVP, Chief Lending Officer and Deposit Officer of Republic Bank & Trust Company since 1994 and of Republic and Republic Bank & Trust Company of Indiana since January 2004. He has been an employee of the Company in various capacities since 1979.	46	N/A

Kevin Sipes has served as EVP and Treasurer of Republic and Republic Bank & Trust Company since January 2002 and CFO of Republic and Republic Bank & Trust Company since October 2000 and Republic Bank & Trust Company of Indiana since May 2001. He began serving as Chief Accounting Officer and Controller of Republic in 2000. He joined Republic Bank & Trust Company in 1995 as an AVP of Finance.	34	N/A

Jeff Norton has served as EVP and Chief Lending Officer of Republic Bank & Trust Company since January 1, 2006. He first joined Republic Bank & Trust Company in 2003 as SVP of Commercial Banking and previously was employed at Bank One, Louisville, Kentucky as SVP, Retail Market Manager.	55	N/A

None of the directors placed in nomination hold any directorships in any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, as amended, other than Henry M. Altman, Jr. who is a director of Almost Family, Inc.

Republic’s directors were elected at the most recent Annual Meeting of shareholders held on April 14, 2005, to a one (1) year term.  The Company’s executive officers are selected by the Board of Directors and hold office at the discretion of the Board of Directors.

Bernard M. Trager, Steven E. Trager and A. Scott Trager are relatives.  Bernard M. Trager is the father of Steven E. Trager and the uncle of A. Scott Trager; Steven E. Trager and A. Scott Trager are cousins.

The Board of Directors and its Committees

Republic’s Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee.

The Audit Committee, which is currently composed of R. Wayne Stratton, CPA, Henry M. Altman, Jr., CPA and Sandra Metts Snowden, held nine (9) meetings during 2005.  Each of the members of the Audit Committee is independent (as independence is defined in Rule 4200(a)(15) of the NASD listing standards and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934). The Board of Directors has evaluated the credentials of and designated and appointed R. Wayne Stratton, CPA as Chairman of the Audit Committee and as the “audit committee financial expert” as required by Section 407 of the Sarbanes-Oxley Act of 2002.

Republic’s Board of Directors adopted a written charter for the Audit Committee, which sets out the functions and responsibilities of the Audit Committee.  As described in the charter, the Audit Committee, among other things, is directly responsible for the selection, oversight and compensation of the Company’s independent registered public accounting firm. It is also responsible for the oversight of the accounting and financial reporting processes of the Company, audits of the financial statements and pre-approval of any non-audit services of the independent registered public accounting firm. The Audit Committee is responsible for making recommendations to the Board of Directors with respect to: the review and scope of audit arrangements; the independent registered public accounting firm’s suggestions for strengthening internal accounting controls; matters of concern to the Audit Committee, the independent registered public accounting firm, or management relating to Republic’s consolidated financial statements or other results of the annual audit; the review of internal accounting procedures and controls with Republic’s financial and accounting staff; the review of the activities and recommendations of Republic’s Internal Auditor and compliance auditors; and the review of the consolidated financial statements and other financial information published by Republic.  Auditors for the Company are required to report directly to the Audit Committee. The Audit Committee is required to pre-approve all audit and permitted non-audit services provided by its independent registered public accounting firm.

The Compensation Committee held four (4) meetings during 2005.  The Compensation Committee is currently composed of Charles E. Anderson, Sandra Metts Snowden and Susan Stout Tamme. Each of the members of the Compensation Committee is independent (as independence is defined in Rule 4200(a)(15) of the NASD listing standards). The Compensation Committee makes recommendations to the Board of Directors as to the amount and form of executive officer compensation. The Compensation Committee has recommended and the Board of Directors has approved and adopted a Code of Conduct and Ethics that applies to all directors, officers and employees, including the principal executive and financial officers, the controller and the principal accounting officer.  The Code of Conduct and Ethics is available in its entirety on the Company’s website, www.republicbank.com.  The Company intends to post amendments to, or waivers from, its Code of Conduct and Ethics, if any, that apply to the principal executive and financial officers, the controller or the principal accounting officer on its website.  Please note, however, that the information contained on the website is not incorporated by reference in, or considered to be a part of, this proxy statement.

The Nominating Committee held one (1) meeting in 2005.  The Charter of the Nominating Committee is available in its entirety on the Company’s website, www.republicbank.com. Please note, however, that the information contained on the website is not incorporated by reference in, or considered to be a part of, this proxy statement. The Nominating Committee is currently composed of directors Charles E. Anderson, Sandra Metts Snowden and Susan Stout Tamme.  Each of the members of the Nominating Committee is independent (as independence is defined in Rule 4200(a)(15) of the NASD listing standards). In 2006, the Nominating Committee and the entire Board of Directors approved the director nominees to be considered for election. All nominees served as directors during 2005. No candidates for director nominees for the 2006 Annual Meeting were submitted to the Nominating Committee or the Board of Directors by shareholders that were not also members of management.

The Nominating Committee will consider candidates for director nominees at the 2007 Annual Meeting put forth by security holders. Security holders should submit nominations, if any, to the Company’s Secretary, Michael A. Ringswald at 601 West Market Street, Louisville, Kentucky 40202 no later than November 24, 2006.  The Nominating Committee will consider candidates who have a strong record of community leadership in Republic’s markets.  Candidates should possess a strong record of achievement in both business and civic endeavors, possess strong ethics, display leadership qualities including the ability to analyze and interpret both banking and other endeavors of an entrepreneurial nature and be able to attract new Company relationships.  Board diversity as a whole is also considered.  Recommendations of the “Trager Family Members” (generally defined to include Bernard M. Trager, Jean Trager and their descendants, and companies, partnerships or trusts in which they are majority owners or beneficiaries), as well as prior services and performance as a director, will be strongly considered. The Company does not pay a third party fee to assist in identifying and evaluating nominees, but the Company does not preclude the potential for utilizing such services if needed as may be determined at the discretion of the Nominating Committee.  No candidate that was recommended by a beneficial owner of more than five percent (5%) of the Company’s voting

Common Stock was rejected. The “Trager Family Members” recommended all director nominees approved by the Nominating Committee and the Company’s Board of Directors.

 The Board of Directors held six (6) regularly scheduled board meetings during 2005.  Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and the committees on which such directors served during their respective terms of service in 2005.

All directors are requested to attend the 2006 Annual Meeting.  All Company directors and nominees of record attended the 2005 Annual Meeting which was held on April 14, 2005.

Director Compensation

During 2005, non-employee directors of Republic and its principal banking subsidiary received fees ranging from $1,350 to $2,000 for each board meeting attended and fees ranging from $125 to $500 for each committee meeting attended. In addition, Charles E. Anderson was compensated for travel expenses. On occasion, brief, single issue, telephonic meetings are held for which there is no compensation.  Non-employee directors have the option of allocating their fees into a Deferred Compensation Plan. Total fees paid or deferred to directors of Republic during 2005 for services as a director of Republic and its principal banking subsidiary were as follows:

Charles E. Anderson	$12,818	(1)
Henry Altman, Jr.	13,744	(2)
Sandra Metts Snowden	13,626
R. Wayne Stratton	15,101
Susan Stout Tamme	11,627
J. Michael Brown	3,469	(3)

(1)	Includes reimbursement for travel expenses of $700.
(2)	Began service as a director of Republic Bancorp, Inc. on April 14, 2005. Previously, Mr. Altman served as a director of Republic Bank & Trust Company.
(3)	Served as a director until April 14, 2005.

CERTAIN INFORMATION AS TO MANAGEMENT

The following table contains information concerning the compensation received by Republic’s Chief Executive Officer (“CEO”) and the other five most highly compensated executive officers of Republic for fiscal years ended 2005, 2004, and 2003 and to the extent known, estimated compensation expected to be paid in fiscal year 2006.

SUMMARY COMPENSATION TABLE

				Long Term Compensation Awards
Name & Principal	Annual Compensation			Securities Underlying	All Other
Position	Year	Salary	Bonus(1)	Options (#)	Compensation
Bernard M. Trager	2006	$587,000	$175,000	—	$20,990	(2)
Chairman and Director(5)	2005	587,000	105,000	—	20,990	(3)
	2004	568,000	175,000	—	22,143
	2003	550,000	150,000	—	3,860	(4)

Steven E. Trager	2006	$296,000	$185,000	—	$33,373	(2)
President, CEO and	2005	296,000	111,000	12,000	33,373	(3)
Director	2004	285,000	185,000	—	31,144
	2003	260,000	165,000	—	29,243

A. Scott Trager	2006	$286,000	$175,000	—	$29,145	(2)
Vice Chairman and	2005	286,000	122,500	12,000	29,145	(3)
Director	2004	275,000	175,000	—	31,221
	2003	260,000	150,000	—	25,213

Bill Petter	2006	$275,000	$175,000	—	$22,825	(2)
Vice Chairman, EVP,	2005	275,000	90,000	—	22,825	(3)
Chief Operating Officer	2004	275,000	132,625	—	24,163
and Director	2003	260,000	150,000	—	23,878

David Vest	2006	$210,000	$125,000	—	$22,648	(2)
EVP, Chief Deposit	2005	210,000	65,000	12,000	22,648	(3)
Officer	2004	200,000	125,000	—	28,207
	2003	185,000	100,000	—	27,872

Kevin Sipes	2006	$210,000	$85,000	—	$22,612	(2)
EVP, Chief Financial	2005	200,000	52,500	12,000	22,612	(3)
Officer and Chief	2004	170,000	85,440	—	28,063
Accounting Officer	2003	150,000	60,000	—	24,517

(1)   Bonus compensation reflects incentive bonuses awarded and paid after fiscal year-end for achievement of corporate, individual and organizational objectives. Bonuses listed for fiscal year 2006 represent bonus potential based on achievement of corporate, individual and organizational objectives and, if earned as determined by the Compensation Committee, is payable in 2007.

(2)   Other compensation for 2006 represents an estimate based on other compensation received in 2005.

(3)   Other compensation for 2005 includes matching contributions to 401(k) Retirement Plan ($7,875 for each person listed), and on life, medical, dental, and disability insurance policies ($4,233 for Bernard M. Trager, $5,350 for Steven E. Trager, $5,350 for A. Scott Trager, $5,350 for Bill Petter, $5,173 for David Vest and $5,137 for Kevin Sipes) and, for membership in various organizations ($8,882 for Bernard M. Trager, $16,148 for Steven E. Trager and $15,920 for A. Scott Trager) and, for Bill Petter, David Vest and Kevin Sipes, an auto allowance of $9,600 each and, for Steven E. Trager, an auto allowance of $800 a month beginning on August 1, 2005.

(4)   Other compensation for Bernard M. Trager for 2003 was reduced by $17,165 repaid by Bernard M. Trager to Republic Bank & Trust Company to reimburse a payment made by Republic Bank & Trust Company during 2002 on Bernard M. Trager’s split dollar life insurance policy.

(5)   Bernard M. Trager receives a lump sum $90,000 payment each year.  In prior years, the Company disclosed this $90,000 payment as a bonus payment. Because the $90,000 payment is not contingent upon performance factors, it is now classified as a component of salary compensation rather than bonus.

OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants
		% of Total				Potential Realizable
	Number of	Options				Value at Assumed
	Securities	Granted to				Annual Rates of Stock
	Underlying	Employees				Price Appreciation
	Options	in Fiscal	Exercise	Expiration		for Option Term
Name	Granted(1)	Year	Price	Date(5)		5%	10%
Bernard M. Trager	—	—	—	—		—	—

Steven E. Trager	—	—	—	—		—	—

A. Scott Trager	4,000	9.8%	$22.84	5/15/10	(2)	$19,689	$42,400
	4,000	9.8	22.84	5/15/11	(3)	25,241	55,776
	4,000	9.8	22.84	5/15/12	(4)	31,071	70,490

Bill Petter	—	—	—	—		—	—

David Vest	4,000	9.8%	$22.84	5/15/10	(2)	$19,689	$42,400
	4,000	9.8	22.84	5/15/11	(3)	25,241	55,776
	4,000	9.8	22.84	5/15/12	(4)	31,071	70,490

Kevin Sipes	4,000	9.8%	$22.84	5/15/10	(2)	$19,689	$42,400
	4,000	9.8	22.84	5/15/11	(3)	25,241	55,776
	4,000	9.8	22.84	5/15/12	(4)	31,071	70,490

(1)           Represents shares of Class A Common Stock.  No options to purchase shares of Class B Common Stock were granted to the named executive officers during 2005.

(2)           Shares exercisable from May 16, 2009 through May 15, 2010.

(3)           Shares exercisable from May 16, 2010 through May 15, 2011.

(4)           Shares exercisable from May 16, 2011 through May 15, 2012.

(5)           In the event of a change of control, options granted under Republic’s plan become exercisable in full, and remain exercisable in full thereafter until it expires pursuant to its terms.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FY-END OPTION VALUES

	Shares Acquired on	Value	Number of Securities Underlying Unexercised		Value of Unexercised In-the-Money
Name and Class of Shares	Exercise (#)	Realized ($)(1)	Options at FY-End		Options at FY-End(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Bernard M. Trager
Class A Common Stock	—	—	—	—	—	—

Steven E. Trager
Class A Common Stock	5,512	$50,766	11,025	16,537	$119,952	$204,120

A. Scott Trager
Class A Common Stock	—	—	16,537	56,099	266,576	594,916

Bill Petter
Class A Common Stock	16,537	283,610	—	44,099	—	611,596

David Vest
Class A Common Stock	13,230	226,895	—	51,414	—	520,565

Kevin Sipes
Class A Common Stock	—	—	4,134	42,318	62,630	369,928

(1) Market price at time of exercise less exercise price.

(2) Market value of underlying securities based on the stock price of $21.45 at December 31, 2005, less exercise price.

Employment Contracts and Termination, Severance and Change of Control Arrangements

Republic Bank & Trust Company entered into a death benefit agreement with Bernard M. Trager which became effective September 10, 1996. The agreement provides, subject to certain conditions, for the payment in an amount equal to his average gross IRS W-2 compensation during his two prior years of service from the terminating event multiplied by three. The payment shall be paid to the designated beneficiary in thirty-six consecutive equal installments.  The agreement terminates in the event of a change of control.

Republic entered into Officer Compensation Continuation Agreements with Steven E. Trager, A. Scott Trager, Bill Petter and David Vest, which became effective January 12, 1995.  Republic entered into an Officer Compensation Continuation Agreement with Kevin Sipes, which became effective June 15, 2001 (all collectively, “Agreements”).  These Agreements provide for the payment of the executive officer’s base salary and continuation of such executive officer’s other employment benefits for up to a period of two (2) years if, following a change in control, the executive officer terminates his employment for “Good Reason” or his employment is terminated other than pursuant to death or for “Cause,” as defined in the Agreements. In addition, any stock options or other similar rights will become immediately exercisable upon a change in control that results in termination. For purposes of these Agreements, a change in control includes the acquisition by a person of beneficial ownership of securities representing greater voting power than held by the “Trager Family Members” as a group or a reduction to less than 25% of the combined voting power of the stock held by the “Trager Family Members.”

Republic and its wholly-owned banking subsidiary, Republic Bank & Trust Company, approved separate Modification Agreements (collectively, “Modifications”) to the Agreements on February 15, 2006. Each Modification conforms the Agreement to recent changes in law enacted under section 409A of the Internal Revenue Code of 1986, as amended, and generally provides that payments under an Agreement to an executive who is a “key employee” may not commence earlier than six months following the executive’s separation from service from Republic and Republic Bank & Trust Company. The initial payment to an executive will include any make up payments that would have been made to the executive but for the delay due to the executive’s status as a “key employee.” In other respects, the original Agreements continue in effect, without change. The agreement signed by Kevin Sipes calls for a lump sum payment, rather than continuation periodic compensation payments. Consequently, the Modification for Kevin Sipes provides that his lump sum will not be paid earlier than six months following his separation from service.

These Agreements were renewed on December 31, 2005 for two additional years. The agreements are automatically extended for two additional years at December 31, unless Republic and Republic Bank & Trust Company gives notice to the executive(s) that it elects not to extend the Agreement(s).

PERFORMANCE GRAPH

The following graph sets forth the cumulative total shareholder return (assuming reinvestment of dividends) on Republic’s Class A Common Stock as compared to the NASDAQ Bank Stocks Index and the S&P 500. The graph covers the period beginning December 31, 2000 and ending December 31, 2005. The calculation of cumulative total return assumes an initial investment of $100 in Republic’s Class A Common Stock and the NASDAQ Bank Stocks Index and the S&P 500 on December 31, 2000.  Note: The stock price performance shown on the graph below is not necessarily indicative of future stock price performance.

	December 31, 2000	December 31, 2001	December 31, 2002	December 31, 2003	December 31, 2004	December 31, 2005
Republic Bancorp Class A Common Stock	100.00	222.35	188.53	336.48	471.04	419.17
NASDAQ Bank Stocks	100.00	108.27	110.83	142.58	163.17	159.40
S&P 500	100.00	88.14	68.66	88.36	97.97	102.78

AUDIT COMMITTEE REPORT

The Audit Committee has furnished the following report:

It is the responsibility of management to prepare the financial statements and the responsibility of Crowe Chizek and Company LLC, Republic’s independent registered public accounting firm, to audit the financial statements in accordance with auditing standards generally accepted in the United States.  The Audit Committee has adopted a written charter describing the functions and responsibilities of the Audit Committee.

In connection with its review of Republic’s consolidated financial statements for 2005, the Audit Committee:

•      has reviewed and discussed the consolidated audited financial statements with management;

•      has discussed with the independent registered public accounting firm, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380);

•      has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with the independent registered public accounting firm, the independent registered public accounting firm’s independence; and,

•      has approved the audit and non-audit services of the independent registered public accounting firm for 2005.

The Audit Committee also discussed with management and the independent registered public accounting firm, the quality and adequacy of Republic’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Committee reviewed with the independent registered public accounting firm, their audit plans, audit scope and identification of audit risks. The Committee has procedures in place to receive and address complaints regarding accounting, internal control, or auditing and other Company issues.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included as presented in Republic’s Annual Report on Form 10-K for the year ended December 31, 2005.

Members of the Audit Committee:

R. Wayne Stratton, CPA, Chairman

Henry M. Altman, Jr., CPA

Sandra Metts Snowden

COMPENSATION COMMITTEE REPORT

Under rules established by the Securities and Exchange Commission, the Compensation Committee (the “Committee”) is required to disclose: (1) the Committee’s compensation policies applicable to Republic’s executive officers; (2) the relationship of executive compensation to corporate performance; and (3) the Committee’s basis for determining the compensation of Republic’s Chief Executive Officer (“CEO”).  Pursuant to those requirements, the Committee has prepared this report for inclusion in the proxy statement.

The Committee is responsible for establishing the compensation of and compensation policies for key executive officers of the Bank.  Republic does not separately compensate its executive officers, all of whom serve as key executive officers of the Bank.  The Chairman of the Board and the CEO also play a significant role in determining compensation.  The compensation package, generally consisting of salary, bonus, stock options and other employee benefits, is intended to be competitive in the marketplace and to provide an incentive to meet and exceed individual and corporate performance goals.

The Committee has the responsibility of assuring that the compensation for key executives is appropriate.  The Committee requires that there be a specific relationship between executive compensation and the performance of Republic, but it also recognizes additional factors beyond financial performance such as salaries paid to peers, attainment of non-financial corporate objectives and other factors which act to contribute to shareholder value. The achievement of both annual and long-term corporate objectives is considered, with the emphasis being placed on annual performance. Consequently, at the beginning of each year, the Committee establishes salaries and potential bonuses for executive officers, including the Chairman of the Board and the CEO, based on their ability to achieve annual corporate and individual targets and goals. Recommendations of the Chairman and CEO are of major importance to the Committee’s deliberations and determinations.

The Committee’s approval responsibility under the provisions of the 2005 Stock Incentive Program is limited to Named Executive Officers. Republic’s 2005 Stock Incentive Plan provides for the granting of options to Directors, Named Executive Officers and those employees that have demonstrated superior performance and who are deemed beneficial to Republic’s future success.

As in prior years, performance appraisals were completed on each key executive with the exception of the Chairman. The Chairman’s compensation is tied more closely to the profitability of Republic than to any other performance factor.  The purpose of performance appraisals for the remaining key executives is to provide, as objectively as possible, a documented method for reviewing their job performance, an appraisal of their potential to be assigned projects of enhanced responsibility and to provide a written development plan with specific goals and objectives that will promote further professional development while providing motivation for superior future performance.  Specific, quantitative financial goals that were established for each key executive for the year may be tied to operating profits, growth in loans, deposits and fees, as well as expense control and reduction. General performance goals may include special projects related to Republic’s strategic plan and initiatives, specific program performance, expansion opportunities, unique marketing opportunities, customer satisfaction, operational efficiencies, business referrals and community involvement. The Committee also considers certain more subjective considerations of management effectiveness, maintenance of regulatory compliance standards and professional leadership. The degree to which a key executive has attained his or her written goals and objectives is a factor in determining his or her compensation for the next fiscal year.

The Committee recognizes that compensation to key executives should be reasonably representative of that typically offered in Republic’s market area in order to attract, motivate, reward and retain key executives. The Committee’s philosophy is to provide compensation to key executives that is not only competitive with that of comparable institutions, but that also provides retention incentive for the highly skilled management necessary to achieve the long-term profit objectives of Republic.

Consistent with the executive compensation policy and components described above, the Committee determined the salary and bonus received by Steven E. Trager, CEO, for services rendered in 2005 and also determined his salary for 2006. Steven E. Trager’s salary remains unchanged from 2005 to 2006. The determination of Steven E. Trager’s salary was not tied to any one specific performance criteria, but the Committee determined such salary to be appropriate based primarily on the Company’s overall performance, Steven E. Trager’s personal performance, his attainment of corporate objectives and, to a lesser extent, other factors referenced herein.

The Compensation Committee approved the key executive compensation packages and bonus potential for 2006 on February 15, 2006. All Committee members took part in the Committee’s deliberations and final determinations.

Members of the Compensation Committee:

Sandra Metts Snowden, Chairperson

Charles E. Anderson

Susan Stout Tamme

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Certain directors and executive officers, including certain members of the Compensation Committee and members of their immediate families and affiliates, were clients of and had transactions with Republic and the Bank during 2005. Transactions which involved loans or commitments by the Bank were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collection or present other unfavorable features.

Charles E. Anderson is the retired CEO of The Anderson Group, an insurance agency that is agent of record for the Company’s worker’s compensation insurance, life insurance and long term disability insurance.  Commissions paid to the agency totaled $38,000 in 2005.

Susan Stout Tamme is the President and CEO of Baptist Healthcare System, Inc. doing business as Baptist Hospital East, a hospital that leases space to Republic.  Fees paid by Republic totaled $13,016 for the year ended December 31, 2005.

CERTAIN OTHER RELATIONSHIPS AND RELATED TRANSACTIONS

Leasing Arrangements.   Within the Louisville, Kentucky, metropolitan area, Republic leases space in buildings owned by Bernard M. Trager, Chairman of Republic and Jean Trager, his spouse, and partnerships in which they own controlling interests, including Jaytee Properties Limited Partnership (“Jaytee”), a shareholder of Republic. Relatives of Bernard M. Trager, including Steven E. Trager and A. Scott Trager, directors and executive officers of Republic, are also partners in Jaytee. See notes to the table under “SHARE OWNERSHIP.” The buildings include Republic Corporate Center, which serves as both the Bank’s main office and administrative headquarters in Louisville, Kentucky, and is owned and leased by TEECO Properties, which is owned by Bernard M. Trager. During 2005, additional leasing relations include the Bank’s Hurstbourne Parkway, Bardstown Road and Springhurst banking centers, which are all owned and leased to the Bank by Jaytee.  Under certain of these lease arrangements, Republic was responsible for the fit-up and certain build out costs associated with the Bank’s leased premises at those facilities. Altogether, these affiliates currently lease approximately 132,000 square feet to the Bank and the Bank pays $191,762 per month in rent, with lease terms expiring between 2006 and 2010.  The aggregate annual amount paid under these affiliate leasing arrangements in 2005 was $1,997,217. Each of the above leasing transactions was approved by the Board of Directors and the Audit Committee and all were determined by the Board of Directors and the Audit Committee to be on terms comparable to those that could have been obtained from unaffiliated parties.

Relationships with Directors.  There are no additional relationships with directors not described in this section or the previous section of this proxy statement titled “Compensation Committee Interlocks and Insider Participation.”

Indebtedness of Management.  There is no absolute prohibition on personal loans to directors or executive officers of insured depository institutions.  However, Federal banking laws require that all loans or extensions of credit by the Bank to the Company’s or the Bank’s executive officers and directors be made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. These loans must be of a type generally made available to the Company’s employees or the public at large.  In addition, loans made to Company or the Bank’s directors must be approved in advance by a majority of the disinterested members of the Board of Directors.

During 2005, directors and executive officers of Republic and other persons or entities with which they are affiliated or with whom they are members of the same immediate family were customers of and had in the ordinary course of business banking transactions with Republic. All loans included in such transactions were generally available to the public, were made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons, which loans do not involve more than the normal risk of collection or present other unfavorable features. As of December 31, 2005, directors, executive officers, principal shareholders and related parties of Republic had loans outstanding of $21.3 million.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Republic’s officers, directors and greater than 10% beneficial owners to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Officers and directors are required to furnish Republic with copies of all Section 16(a) forms filed.  Based solely upon review of copies of such forms received, or written representations that there were no unreported holdings or transactions, Republic believes that for the most recent fiscal year all Section 16(a) filing requirements applicable to its officers, directors and 10% beneficial owners were complied with on a timely basis.

SOLICITATION OF PROXIES

The cost of solicitation of proxies by the Board of Directors will be borne by Republic.  Some of Republic’s directors and officers who will receive no additional compensation may solicit proxies in person and by telephone, electronic media, facsimile, and mail from brokerage houses and other institutions, nominees, fiduciaries and custodians, who will be requested to forward the proxy materials to beneficial owners of the Class A Common Stock and Class B Common Stock. Republic will, upon request, reimburse such intermediaries for their reasonable expenses in forwarding proxy materials but will not pay fees, commissions, or other compensation.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At its meeting held on April 22, 2005, the Audit Committee selected Crowe Chizek and Company LLC to serve as Republic’s independent registered public accounting firm and auditors for the fiscal year ending December 31, 2005.  Crowe Chizek and Company LLC has served as Republic’s independent registered public accounting firm since the 1996 fiscal year. The Company’s independent registered public accounting firm leases space from Jaytee, a partnership of which the Chairman & CEO of Republic are partners.  The Company and Crowe Chizek and Company LLC have determined that such lease is an arm’s length transaction and complies with all applicable independence standards.

Representatives of Crowe Chizek and Company LLC are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

AUDIT FEE TABLE

Year	Audit Fees	Audit Related Fees	Tax Related Fees	All Other Fees

2005	$211,125	$3,815	$1,505	$8,500
2004	220,350	5,600	3,500	8,000

The Audit Committee has approved all services provided by Crowe Chizek and Company LLC during 2005.  Additional details describing the services provided in the categories in the above table are as follows:

Audit Related Fees

Fees for audit related services provided by Crowe Chizek and Company LLC, as disclosed in the above “Audit Fee Table,” primarily include the review of various accounting standards and collateral opinion audit for the Company’s borrowings with the Federal Home Loan Bank.

Tax Related Fees

Fees for tax services provided by Crowe Chizek and Company LLC, as disclosed in the above “Audit Fee Table,” primarily represented follow up matters related to prior year tax returns.

All Other Fees

Fees for all other services provided by Crowe Chizek and Company LLC, as disclosed in the above “Audit Fee Table,” relate to a benefit plan audit.

The Audit Committee of the Board of Directors has determined that the provision of the services covered under the captions “Audit Related Services” and “Tax Related Services” above, is compatible with maintaining the independent registered public accounting firm’s  independence.

SHAREHOLDERS’ COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders that want to communicate in writing with the Board of Directors, or specified directors individually, may send proposed communications to Republic’s Corporate Secretary, Michael A. Ringswald at 601 West Market Street, Louisville, Kentucky 40202.  The proposed communication will be reviewed by the Audit Committee and the General Counsel.  If the communication is appropriate and serves to advance or improve the Company or its performance, contains no objectionable material or language, is not unreasonable in length, is directly applicable to the business of Republic, it is expected that the communication will receive favorable consideration for presentation to the Board of Directors or appropriate director(s).

OTHER MATTERS

The Board of Directors does not know of any matters to be presented to the Annual Meeting other than as specified in this proxy statement.  If, however, any other matters should come before the 2005 Annual Meeting, it is intended that the persons named in the enclosed proxy, or their substitutes, will vote such proxy in accordance with their best judgment on such matters.

SHAREHOLDER PROPOSALS

Shareholders who desire to present proposals at the 2007 Annual Meeting must forward them in writing to the Secretary of Republic so that they are received no later than November 25, 2006, in order to be considered for inclusion in Republic’s proxy statement for such meeting.  Shareholder proposals submitted after February 7, 2007, will be considered untimely, and the proxy solicited by Republic for next year’s Annual Meeting may confer discretionary authority to vote on any such matters without a description of them in the proxy statement for that meeting.

ANNUAL REPORT

Republic’s 2005 Annual Report to Shareholders is enclosed with this proxy statement.  The 2005 Annual Report to Shareholders does not form any part of the material for the solicitation of proxies.

Any shareholder who wishes to obtain a copy, without charge, of Republic’s Annual Report to Shareholders on Form 10-K for its fiscal year ended December 31, 2005, which includes financial statements and financial statement schedules, and is required to be filed with the Securities and Exchange Commission, may contact Michael A. Ringswald, Secretary, at 601 West Market Street, Louisville, Kentucky 40202, or at telephone number (502) 561-7112.

BY ORDER OF THE BOARD OF DIRECTORS

Michael A. Ringswald, Secretary

Louisville, Kentucky

March 29, 2006

Please mark, date, sign, and return the enclosed proxy as promptly as possible, whether or not you plan to attend the Annual Meeting in person. If you do attend the Annual Meeting, you may still vote in person, since the proxy may be revoked at any time prior to its exercise by delivering a written revocation of the proxy to the Secretary of Republic.

Republic Bancorp, Inc.
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MR A SAMPLE					000000000.000 ext
DESIGNATION (IF ANY)					000000000.000 ext
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ADD 6					C 1234567890 J N T

				☐	Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors
1. The Board of Directors recommends a vote FOR the listed nominees.
For	Withhold		For	Withhold	For	Withhold

01 - Bernard M. Trager ☐	☐	04 - Bill Petter	☐	☐	07 - Sandra Metts Snowden ☐	☐

02 - Steven E. Trager ☐	☐	05 - R. Wayne Stratton	☐	☐	08 Susan Stout Tamme ☐	☐

03 - A. Scott Trager ☐	☐	06 - Henry M. Altman, Jr.	☐	☐	09 - Charles E. Anderson ☐	☐

If no choice is specified, this proxy will be voted for the above-named nominees, in accordance with the recommendations of the Board of
Directors, with the discretionary authority contained in the proxy statement.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting including matters incident to its conduct.

B  Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
Please date this proxy and sign your name exactly as it appears hereon.  Persons signing in a representative capacity, should indicate their capacity.  A proxy for shares held in joint ownership should be signed by both owners.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

1 U P X	0 0 7 8 7 4

00J5LB

001CD40001

Proxy - Republic Bancorp, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Republic Bancorp, Inc. hereby nominates and appoints Sandra Metts Snowden and R. Wayne Stratton, with power to act without the other and with full power of substitution, as the undersigned’s true and lawful attorney(s) to vote all of the Class A Common Stock and Class B Common Stock of Republic Bancorp, Inc., standing in the undersigned’s name on the Corporation’s books at the close of business February 15, 2006, with all the powers the undersigned would possess if present in person, at the Annual Meeting of Shareholders to be held on April 25, 2006, or any adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)